Exhibit 99.1

2621 West 15th Place Chicago, IL 60608 For additional information:

Terence R. Rogers VP Finance and Treasurer 773.788.3720

RYERSON TULL, INC. ANNOUNCES ANTICIPATED CLOSING OF ITS

ACQUISITION OF INTEGRIS METALS, INC.

Chicago, IL – December 27, 2004 – Ryerson Tull, Inc. (NYSE:RT) today announced that it has received early termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act and that the waiting period under the Competition Act (Canada) has also expired with respect to its acquisition of Integris Metals, Inc.

Ryerson Tull expects that the closing of the Integris acquisition will occur on January 4, 2005.

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Ryerson Tull, Inc. is North America’s leading distributor and processor of metals, with 2003 revenues of $2.2 billion. The company services customers through a network of service centers across the United States and in Canada, Mexico, and India.

Business Risks: This press release contains statements that are not historical facts and are forward-looking statements. The forward-looking statements (generally identified by words or phrases indicating a projection or future expectations, such as “anticipates”, “Is planning to”, “estimates”, “expects”, or “believes”) are based on the company’s current expectations, estimates, assumptions, forecasts, and projections about the general economy, industry and company performance, and investor marketplace. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that could result in actual outcomes or results being materially different from those expressed or forecast.